Exhibit 23.2




                               CONSENT OF COUNSEL

                                October 13, 1997


Fremont General Corporation
2020 Santa Monica Blvd., Suite 600
Santa Monica, California  90404

        Re:    Consent of Wilson Sonsini Goodrich & Rosati, P.C.

Ladies and Gentlemen:

        We consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.


                                Very truly yours,

                                WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation



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